UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 27, 2019

OZOP SURGICAL CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-55976	35-2540672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

319 Clematis Street Suite 714 West Palm Beach FL 33401

(Address of principal executive offices, including zip code)

(866) 286-1055

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☑	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 3.02	Unregistered Sales of Equity Securities.

Series B Preferred Stock

On March 27, 2019, Ozop Surgical Corp. (the “Company”) filed a certificate of designation, preferences and rights of Series B preferred stock (the “Certificate”) with the Secretary of State of the State of Nevada to designate 1,000,000 shares of our previously authorized preferred stock as Series B preferred stock (the “Series B Preferred”) . The Certificate and its filing was approved by our board of directors on March 27, 2019 without shareholder approval as provided for in our articles of incorporation and under Nevada law.

The Series B Preferred is not convertible into shares of the Company’s common stock or into any other shares of stock of the Company. The Series B Preferred shall have 50 votes per share on any matter submitted to the holders of the common stock, of the Company, or any class thereof, for a vote, and shall vote together with the common stock, or any class thereof, as applicable, on such matter for as long as the share of Series B Preferred is issued and outstanding, provided, however, that such number of votes shall be equitably adjusted for any forward or reverse splits of the common stock. The Series B Preferred will not be entitled to receive dividends. The Series B Preferred will not have any preferences upon any liquidation, dissolution or winding up of the Company, either voluntarily or involuntarily, a merger or consolidation of the Company wherein the Company is not the surviving entity, or a sale of all or substantially all of the assets of the Company, the Series B Preferred shall not be entitled to receive any distribution of any of the assets or surplus funds of the Company.

The Series B Preferred shall not participate in any distributions or payments to the holders of the common stock or in any distributions to any other classes of preferred stock of the Company. Further, the Company may not, and shall not, amend the Certificate without the prior written consent of holders of the Series B Preferred holding a majority of the Series B Preferred then issued and outstanding.

The foregoing description of the Certificate does not purport to be complete and is qualified in its entirety by reference to the Certificate, a copy of which is filed as Exhibit 3.1 hereto, and incorporated by reference herein.

On March 29, 2019, the Company issued 1,000,000 shares of Series B Preferred to Michael Chermak, the Company’s Chief Executive Officer and a member of its board of directors, in exchange for Mr. Chermak agreeing to forego $25,000 in accrued compensation from the Company.

The issuance of the Series B Preferred is exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), in reliance upon exemptions from the registration requirements of the Act in transactions not involving a public offering, including, but not limited to the exemption provided pursuant to Rule 506(b) of Regulation D, as promulgated by the Securities and Exchange Commission under the Act for offers and sales of restricted securities in a private, non-public transaction to accredited investors, as defined in Rule 501 of Regulation D.

Item 5.01	Changes in Control of Registrant.

The information set forth in “Item 3.02 Unregistered Sales of Equity Securities” of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As the holder of the Series B Preferred, Michael Chermak, the Company’s Chief Executive Officer and a member of its board of directors, will have 50 votes per each share of the 1,000,000 share of Series B Preferred that he owns, constituting 50,000,000 votes, on any matter submitted to the holders of the common stock of the Company, effectively giving Mr. Chermak voting control of the Company and resulting in a change of control of the Company, as there are only 29,224,046 shares of the Company’s common stock currently issued and outstanding. Upon the issuance of the Series B Preferred to Mr. Chermak on March 29, 2019, he acquired voting control over the Company. In addition to the voting power held by Mr. Chermak via the Series B Preferred, he is also the holder of 5,359,223 shares of the Company’s common stock representing 18.34% of the issued and outstanding shares of the Company’s common stock. As a result of the issuance of the preferred, Mr. Chermak’s total voting percentage, including his common stock, is now 69.92%.

Prior to the issuance of the Series B Preferred there was no one person or entity that had voting control of the Company, other than its management and its shareholders.

Except as described herein, there were no arrangements or understandings among Mr. Chermak or any of the shareholders of the Company and their associates with respect to the election of directors or other matters. As required to be disclosed by Regulation S-K Item 403(c), there are no arrangements, known to the Company, including any pledge by any person of securities of the Company or any of its parents, the operation of which may at a subsequent date result in a change in control of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in “Item 3.02 Unregistered Sales of Equity Securities” of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Exhibit Description

3.1*	Certificate of Designations for Series B Preferred Stock.

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

OZOP SURGICAL CORP.

Date: April 2, 2019	By:	/s/Barry Hollander
Barry Hollander
Chief Financial Officer